                                                                      EXHIBIT 21


                               COGNEX CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT



      At December 31, 1996, the registrant had the following subsidiaries, the financial statements of which are all included in the consolidated financial statements of the registrant:


                   NAME OF                            STATE/COUNTRY OF                      PERCENT
                 SUBSIDIARY                            INCORPORATION                       OWNERSHIP
                 ----------                            -------------                       ---------
     Cognex Technology and Investment
         Corporation                                California                                100%
     Cognex Foreign Sales Corporation               U.S. Virgin Islands                       100%
     Cognex K.K.                                    Japan                                     100%
     Cognex International, Inc.                     Delaware                                  100%
     Cognex Germany, Inc.                           Massachusetts                             100%
     Cognex Singapore, Inc.                         Delaware                                  100%
     Cognex Korea, Inc.                             Delaware                                  100%
     Vision Drive, Inc.                             Delaware                                  100%
     Isys Controls, Inc.                            California                                100%